Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 2002, included in this Form 11-K, into the Company's previously filed Registration Statements, File Numbers 33-71130, 33-63059, 333-17451, 333-61969, 333-82787, 333-30272 and 333-63264.





Arthur Andersen LLP


Minneapolis, Minnesota,
March 22, 2002